Vanguard Natural Resources to Acquire Oil and Gas Properties in the Permian Basin

Houston, December 21, 2007 (Business Wire) - Vanguard Natural Resources, LLC (NYSE Arca: VNR)(“Vanguard” or “Company”) today announced it has entered into an agreement to acquire producing oil and natural gas properties in Texas and New Mexico for $78.3 million from Apache Corporation (NYSE, Nasdaq: APA) . The properties to be acquired have total estimated proved reserves of 4.4 MMboe as of October 1, 2007, of which approximately 83% is oil and 90% is proved developed and includes both operated and non-operated wells. Based on the current net daily production of approximately 810 BOEPD the properties have a reserve to production ratio of approximately 15 years.

The acquisition is expected to close in the first quarter of 2008 and is subject to customary closing conditions and purchase price adjustments. At closing, Vanguard will assume WTI oil swaps for approximately 90% of the estimated 2008 through 2011 oil production which effectively fixes the sales price on that portion of the production at a weighted average price of $87.29 per barrel. Vanguard will finance this acquisition with borrowings under its existing credit facility.

“This acquisition is an excellent start to our stated goal of disciplined growth through accretive acquisitions” said Scott W. Smith, Chief Executive Officer and President of Vanguard. “This transaction balances our commodity mix and provides an entry into a prolific producing basin with reserve attributes that fit our business model, being long-lived, mature oil and gas properties. Upon completion, we expect this acquisition to have a meaningful impact on our distributable cash flow which we will use to provide additional distribution coverage and increase our distributions to unitholders.”

After closing, management will review with the Board of Directors the impact of this acquisition on distributable cash flows and anticipates recommending an increase in the quarterly distribution rate beginning with the distribution for the first quarter of 2008 which is payable in May of 2008. In addition, the Company affirms that it will be paying its first quarterly distribution of $0.425 ($1.70 annually) per unit on February 14, 2008 to holders of record on February 7, 2008. However, it is important to note that this distribution will be prorated from the closing of the initial public offering of October 29, 2007 through December 31, 2007 which results in a distribution of $0.291 per unit.

Vanguard Natural Resources, LLC is a limited liability company focused on acquiring, producing and developing oil and natural gas properties.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans, and statements with respect to future distributions. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please see "Risk Factors" in the Company's public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact: Richard Robert - EVP and CFO, (832) 327-2258 or by email at investorrelations@vnrllc.com

SOURCE: Vanguard Natural Resources, LLC